UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Aclarion, Inc.

(Name of Registrant as Specified In Its Charter)

____________________________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

Aclarion, Inc.

8181 Arista Place, Suite 100

Broomfield, Colorado 80021

March [__], 2023

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on March [__], 2023

Dear Stockholder:

We are pleased to invite you to attend the special meeting of stockholders (the “Special Meeting”) of Aclarion, Inc. (the “Company”), which will be held on March [__], 2023 at 9:30 a.m. Mountain Time. The Special Meeting will be held at the offices of Aclarion, Inc., 8181 Arista Place, Suite 100, Broomfield, Colorado 80021.

Further details regarding the Special Meeting are included in the accompanying proxy statement. At the Special Meeting, the holders of our outstanding common stock and Series A preferred stock will act on the following matter:

1.	To grant discretionary authority to our board of directors to (i) amend our certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-five (1-for-5) to a maximum of a one-for-fifty (1-for-50) split, with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders.

Stockholders also will transact any other business that may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

Our board of directors has fixed February [__], 2023 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and at any adjournment or postponement of the meeting.

IF YOU PLAN TO ATTEND:

To be admitted to the Special Meeting, which is being held in person at the Company’s office, you must have your control number available and follow the instructions found on your proxy card or voting instruction form. Your vote is very important.

If you have any questions or need assistance voting your shares, please call Kingsdale Advisors at:

Strategic Stockholder Advisor and Proxy Solicitation Agent

745 Fifth Avenue, 5th Floor, New York, NY 10151

North American Toll Free Phone:

+1 (888) 518-6812

Email: contactus@kingsdaleadvisors.com

Call Collect Outside North America: +1 (917) 810-7825

BY ORDER OF THE BOARD OF DIRECTORS

February [__], 2023
Brent Ness
Chief Executive Officer

Whether or not you expect to attend the Special Meeting in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Special Meeting. Promptly voting your shares will save the Company the expenses and extra work of additional solicitation. Your vote is important, so please act today!

Aclarion, Inc.

8181 Arista Place, Suite 100

Broomfield, Colorado 80021

PROXY STATEMENT FOR THE

SPECIAL MEETING OF STOCKHOLDERS

To be held on March [__], 2023

The board of directors of Aclarion, Inc. (“Aclarion” or the “Company”) is soliciting your proxy to vote at the Special Meeting of Stockholders (the “Special Meeting”) to be held on March [__], 2023, at 9:30 a.m. Mountain Time. The Special Meeting will be held at the offices of Aclarion, Inc., 8181 Arista Place, Suite 100, Broomfield, Colorado 80021.

This proxy statement contains information relating to the Special Meeting.

You may only attend the Special Meeting at the Company’s offices in person.

The Notice of Meeting, Proxy Statement, and Annual Report on Form 10-K for the year ended December 31, 2022 are being mailed to our stockholders of record entitled to vote at the Special Meeting on or about February [__], 2023.

Only stockholders who owned our common stock or Series A preferred stock on February [__], 2023 are entitled to vote at the Special Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of

Stockholders to be Held on March [__], 2023:

The Notice of Meeting, Proxy Statement, and Annual Report on Form 10-K for the year ended December 31, 2022 are being mailed to our stockholders on or about February [__], 2023. These materials are also available materials available at: www.proxyvote.com.

ACLARION, INC.

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QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND VOTING

What is a proxy?

A proxy is the legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. By completing, signing and returning the accompanying proxy card, you are designating Brent Ness, Chief Executive Officer, and Jeffrey Thramann, M.D., Executive Chairman, as your proxies for the Special Meeting and you are authorizing Mr. Ness and Dr. Thramann to vote your shares at the Special Meeting as you have instructed on the proxy card. This way, your shares will be voted whether or not you attend the Special Meeting. Even if you plan to attend the Special Meeting, we urge you to vote in one of the ways described below so that your vote will be counted even if you are unable or decide not to attend the Special Meeting.

What is a proxy statement?

A proxy statement is a document that we are required by regulations of the U.S. Securities and Exchange Commission, or “SEC,” to give you when we ask you to sign a proxy card designating Mr. Ness and Dr. Thramann as proxies to vote on your behalf.

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the Special Meeting and any adjournment and postponement thereof. This proxy statement summarizes information related to your vote at the Special Meeting. All stockholders who find it convenient to do so are cordially invited to attend the Special Meeting at the Company’s offices in person. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the proxy card or vote over the Internet, by phone, or by fax.

On or about February [__], 2023, we intend to begin mailing to each stockholder of record entitled to vote at the Special Meeting the Notice of Meeting, Proxy Statement, and Annual Report on Form 10-K for the year ended December 31, 2022. Only stockholders who owned our common stock or Series A preferred stock on February [__], 2023 are entitled to vote at the Special Meeting.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please complete, sign, and return each proxy card to ensure that all of your shares are voted.

How do I attend the Special Meeting?

The Special Meeting will be held on March [__], 2023, at 9:30 a.m. Mountain Time. The Special Meeting will be held at the offices of Aclarion, Inc., 8181 Arista Place, Suite 100, Broomfield, Colorado 80021. You may only attend the Special Meeting in person. Information on how to vote your shares in connection with the Special Meeting is discussed below.

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Who is entitled to vote?

The board of directors has fixed the close of business on February [__], 2023 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. On the Record Date, there were (i) [_______] shares of common stock outstanding and (ii) one share of the Company’s Series A preferred stock outstanding.

Each share of common stock represents one vote that may be voted on each proposal that may come before the Special Meeting.

The holder of record of the one outstanding share of the Company’s Series A preferred stock will be entitled to 15,000,000 votes for each share of the Company’s Series A preferred stock held on the Record Date, and has the right to vote only on the Reverse Stock Split proposal (“Proposal 1”), provided that such votes must be counted in the same proportion as the shares of Common Stock voted on Proposal 1.

Holders of common stock and Series A preferred stock will vote on Proposal 1 as a single class.

What is the difference between holding shares as a record holder and as a beneficial owner (holding shares in street name)?

If your shares are registered in your name with our transfer agent, VStock Transfer, LLC, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares. See “How will my shares be voted if i give no specific instruction?” below for information on how shares held in street name will be voted without instructions provided.

Who may attend the Special Meeting?

Only record holders and beneficial owners of our common stock and Series A preferred stock, or their duly authorized proxies, may attend the Special Meeting. You may only attend the Special Meeting in person. If your shares of common stock are held in street name, you will need to provide a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

What am I voting on?

There is one matter scheduled for a vote:

1.	“For” the grant of discretionary authority to our board of directors to (i) amend our certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-five (1-for-5) to a maximum of a one-for-fifty (1-for-50) split, with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders.

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What if another matter is properly brought before the Special Meeting?

The board of directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the person named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

MAIL	INTERNET	PHONE
Mailing your	Using the Internet at:	1-800-690-
signed proxy	www.proxyvote.com	6903
card or voter instruction card.

Stockholders of record

If you are a registered stockholder, you may vote by mail, Internet, phone, or online at the Special Meeting by following the instructions in these proxy materials. You also may submit your proxy by mail by following the instructions included with your proxy card. The deadline for submitting your proxy by Internet is 11:59 p.m. Mountain Time on March [__], 2023. Our Board’s designated proxies, Mr. Ness and Dr. Thramann, will vote your shares according to your instructions.

Beneficial owners of shares held in street name

If you are a street name holder, your broker or nominee firm is the legal, registered owner of the shares, and it may provide you with these proxy materials. These materials include a voting instruction card so that you can instruct your broker or nominee how to vote your shares. Please check the proxy materials and voting instruction card or contact your broker or other nominee to determine whether you will be able to deliver your voting instructions by Internet in advance of the meeting.

All shares entitled to vote and represented by a properly completed and executed proxy received before the Special Meeting and not revoked will be voted at the Special Meeting as instructed in a proxy delivered before the Special Meeting. We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

Holders of record of shares of the Company’s common stock will be entitled to one vote for each share of common stock held by them on the Record Date and have the right to vote on all matters brought before the Special Meeting.

The holder of record of the one outstanding share of the Company’s Series A preferred stock will be entitled to 15,000,000 votes for each share of the Company’s Series A preferred stock held on the Record Date, and has the right to vote only on the Reverse Stock Split proposal, provided that such votes must be counted in the same proportion as the shares of Common Stock voted on such proposal (excluding any shares of common stock that are not voted). As an example, if 3,000,000 shares of common stock are voted FOR Proposal 1 and 2,000,000 shares of common stock are voted AGAINST Proposal 1, then (i) 60% (9,000,000 votes) of the votes cast by the holder of the Series A preferred stock will be cast as votes FOR Proposal 1 and (ii) 40% (6,000,000 votes) of the votes cast by the holder of the Series A preferred stock will be cast as votes AGAINST Proposal 1. Holders of common stock and Series A preferred stock will vote together on Proposal 1 as a single class.

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Is my vote confidential?

Yes, your vote is confidential. Only the inspector of elections, individuals who help with processing and counting your votes and persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

What constitutes a quorum?

To carry on business at the Special Meeting, we must have a quorum. A quorum is present when a majority of the voting power of the outstanding shares entitled to vote, as of the Record Date, are represented in person or by proxy. Thus, the holders of a majority of the voting power of the outstanding shares of common stock ([_______] votes) and the one outstanding share of Series A preferred stock (15,000,000 votes) together must be represented in person or by proxy to have a quorum at the Special Meeting.

Your shares of common stock will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Special Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by the Company are not considered outstanding or considered to be present at the Special Meeting. If there is not a quorum at the Special Meeting, either the chairperson of the Special Meeting or our stockholders entitled to vote at the Special Meeting may adjourn the Special Meeting.

How will my shares be voted if I give no specific instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

1.	“For” the grant of discretionary authority to our board of directors to (i) amend our certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-five (1-for-5) to a maximum of a one-for-fifty (1-for-50) split, with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders.

This authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Special Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of Mr. Ness and Dr. Thramann, the board of directors’ designated proxies.

If your shares are held in street name, see “What is a broker non-vote?” below regarding the ability of banks, brokers and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Special Meeting, who will separately count, with respect to the Proposal 1, votes “For” and “Against,” abstentions and broker non-votes. Broker non-votes will not be included in the tabulation of the voting results of any of the proposals.

Under Delaware law, Proposal 1 will only be approved if a majority of the outstanding voting power of the outstanding common stock and outstanding Series A preferred stock (voting together as a single class) votes in favor of such action. Because of this voting standard applicable to Proposal 1, abstentions and broker non-votes will have the same practical effect as a vote “Against” Proposal 1.

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What is a broker non-vote?

A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion.

Our common stock is listed on the Nasdaq Capital Market. However, under current New York Stock Exchange (“NYSE”) rules and interpretations that govern broker non-votes, Proposal 1 for the approval of the reverse stock split is considered a “routine” or “discretionary” matter. A broker, therefore, will be permitted to exercise its discretion to vote uninstructed shares on Proposal 1. Because NYSE rules apply to all brokers that are members of the NYSE, these NYSE rules on broker voting apply to the Special Meeting even though our common stock is listed on the Nasdaq Capital Market.

Under Delaware law, Proposal 1 will only be approved if a majority of the outstanding voting power of the outstanding common stock and outstanding Series A preferred stock (voting together as a single class) votes in favor of such action. Because of this voting standard applicable to Proposal 1, broker non-votes will have the same practical effect as a vote “Against” Proposal 1.

What is an Abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under Delaware law, abstentions are counted as shares present and entitled to vote at the Special Meeting.

Under Delaware law, Proposal 1 will only be approved if a majority of the outstanding voting power of the outstanding common stock and outstanding Series A preferred stock (voting together as a single class) votes in favor of such action. Because of this voting standard applicable to Proposal 1, abstentions will have the same practical effect as a vote “Against” Proposal 1.

How many votes are required to approve each proposal?

The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:

Proposal	Vote Required	Voting Options	Impact of “Abstain” Votes	Impact of Broker Non-Votes	Broker Discretionary Voting Allowed
Proposal 1 --Authorization of the Reverse Stock Split.	The affirmative vote of a majority of the voting power of the outstanding common stock and the outstanding Series A preferred stock (voting together as a single class).	“For” “Against” “Abstain”	Abstentions will have the same practical effect as a vote “Against.”	Broker non-votes will have the same practical effect as a vote “Against.”	Yes.

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What are the voting procedures?

In voting by proxy with regard to the proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is my proxy revocable?

You may revoke your proxy and reclaim your right to vote at any time before your proxy is voted by giving written notice to the Secretary of the Company by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Special Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Aclarion, Inc., 8181 Arista Place, Suite 100, Broomfield, Colorado 80021, Attention: Secretary. Your most current proxy card or Internet proxy is the one that will be counted.

Who is paying for the expenses involved in preparing and mailing this proxy statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials. We have retained Kingsdale Advisors as our strategic stockholder advisor and proxy solicitation agent in connection with the solicitation of proxies for the Special Meeting. If you have any questions or require any assistance with completing your proxy, please contact Kingsdale Advisors by telephone (toll-free within North America) at +1 (866) 581-1489 or (call collect outside North America) at +1 (416) 867-2272 or by email at contactus@kingsdaleadvisors.com.

Do I have dissenters’ rights of appraisal?

Stockholders do not have appraisal rights under Delaware law or under the Company’s governing documents with respect to the matters to be voted upon at the Special Meeting.

How can I find out the results of the voting at the special meeting?

Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

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PROPOSAL 1:

THE REVERSE STOCK SPLIT PROPOSAL

Our board of directors has approved an amendment to our Certificate of Incorporation, as amended, to combine the outstanding shares of our common stock into a lesser number of outstanding shares (a “Reverse Stock Split”). If approved by the stockholders as proposed, the board of directors would have the sole discretion to effect the Reverse Stock Split, if at all, within one (1) year of the date the proposal is approved by stockholders and to fix the specific ratio for the combination within a range of one-for-five (1-for-5) to a maximum of a one-for-fifty (1-for-50) split. The board of directors has the discretion to abandon the amendment and not implement the Reverse Stock Split.

If approved by our stockholders, this proposal would permit (but not require) the board of directors to effect a Reverse Stock Split of the outstanding shares of our common stock within one (1) year of the date the proposal is approved by stockholders, at a specific ratio within a range of one-for-five (1-for-5) to a maximum of a one-for-fifty (1-for-50) split, with the specific ratio to be fixed within this range by the board of directors in its sole discretion without further stockholder approval. We believe that enabling the board of directors to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders.

In fixing the ratio, the board of directors may consider, among other things, factors such as: the initial and continued listing requirements of the Nasdaq Capital Market; the number of shares of our common stock outstanding; potential financing opportunities; and prevailing general market and economic conditions.

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing of the amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, or at the later time set forth in the amendment. The exact timing of the amendment will be determined by the board of directors based on its evaluation as to when such action will be the most advantageous to our Company and our stockholders. In addition, the board of directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the amendment and the Reverse Stock Split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State of the State of Delaware, the board of directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The proposed form of amendment to our certificate of incorporation to effect the Reverse Stock Split is attached as Appendix A to this Proxy Statement. Any amendment to our certificate of incorporation to effect the Reverse Stock Split will include the Reverse Stock Split ratio fixed by the board of directors, within the range approved by our stockholders.

Reasons for the Reverse Stock Split

The Company’s primary reason for approving and recommending the Reverse Stock Split is to make our common stock more attractive to certain institutional investors, which would provide for a stronger investor base, and to increase the per share price and bid price of our common stock to regain compliance with the continued listing requirements of Nasdaq.

On December 20, 2022, we received a written notice from the Nasdaq Stock Market LLC (“Nasdaq”) that we were not in compliance with Nasdaq Listing Rule 5550(a)(2), as the minimum bid price of our common stock had been below $1.00 per share for 30 consecutive business days. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have 180 days to regain compliance with the minimum bid price requirement. If at any time during this 180 calendar day period the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of ten consecutive business days, the Nasdaq staff will provide the Company with a written confirmation of compliance and the matter will be closed.

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Alternatively, if the Company fails to regain compliance with Rule 5550(a)(2) prior to the expiration of the initial 180 calendar day period, the Company may be eligible for an additional 180 calendar day compliance period, provided (i) it meets the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The Nasdaq Capital Market (except for the bid price requirement) and (ii) it provides written notice to Nasdaq of its intention to cure this deficiency during the second compliance period by effecting a reverse stock split, if necessary.

In the event the Company does not regain compliance with Rule 5550(a)(2) prior to the expiration of the initial 180 calendar day period, and if it appears to the Nasdaq staff that the Company will not be able to cure the deficiency, or if the Company is not otherwise eligible, the Nasdaq staff will provide the Company with written notification that its securities are subject to delisting from The Nasdaq Capital Market. At that time, the Company may appeal the delisting determination to a Nasdaq hearings panel.

We will monitor the closing bid price of our common stock and will consider all of our options to regain compliance with Nasdaq’s minimum bid price requirement.

Reducing the number of outstanding shares of common stock should, absent other factors, generally increase the per share market price of the common stock. Although the intent of the Reverse Stock Split is to increase the price of the common stock, there can be no assurance, however, that even if the Reverse Stock Split is implemented, that the Company’s bid price of the Company’s common stock will be sufficient, over time, for the Company to regain or maintain compliance with the Nasdaq minimum bid price requirement.

In addition, the Company believes the Reverse Stock Split will make its common stock more attractive to a broader range of investors, as it believes that the current market price of the common stock may prevent certain institutional investors, professional investors and other members of the investing public from purchasing stock. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Furthermore, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. The Company believes that the Reverse Stock Split will make our common stock a more attractive and cost effective investment for many investors, which in turn would enhance the liquidity of the holders of our common stock.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if implemented, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split, that as a result of the Reverse Stock Split we will be able to meet or maintain a bid price over the minimum bid price requirement of Nasdaq or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

The voting standard for approving the Reverse Stock Split is the affirmative vote of a majority of the voting power of the Company’s outstanding shares. That approval standard is higher than the standard used for many other matters that stockholders vote on (typically, a majority of the shares present at a meeting in person or represented by proxy). Under the higher standard applicable to the Reverse Stock Split, if stockholders abstain or do not vote their shares, those abstentions and non-votes would have the same practical effect as a vote against Proposal 1.

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In order to attempt to ensure that enough votes are voted at the Special Meeting to decide the Reverse Stock Split proposal, on February [__], 2023, we issued one share of our Series A preferred stock to our Executive Chairman, Jeffrey Thramann. The terms of the Series A preferred stock are set forth in a Certificate of Designation of Series A Preferred Stock (the “Certificate of Designation”), filed with the Secretary of State of the State of Delaware, and effective on February [__], 2023. The Series A preferred stock does not have any voting rights except with respect to a reverse stock split proposal, including the Reverse Stock Split proposal presented at the Special Meeting, or otherwise as required by law. With respect to the Reverse Stock Split proposal, the outstanding share of Series A preferred stock is entitled to 15,000,000 votes on such proposal.

The votes by the holder of Series A preferred stock, however, will be counted in the same “mirrored” proportion as the aggregate votes cast by the holders of Common Stock who vote on this proposal (but excluding any shares of common stock that are not voted).

For example, if 3,000,000 shares of common stock are voted FOR Proposal 1 and 2,000,000 shares of common stock are voted AGAINST Proposal 1, then (i) 60% (9,000,000 votes) of the votes cast by the holder of the Series A preferred stock will be cast as votes FOR Proposal 1 and (ii) 40% (6,000,000 votes) of the votes cast by the holder of the Series A preferred stock will be cast as votes AGAINST Proposal 1.

Holders of common stock and the holder of the one outstanding share of Series A preferred stock will vote together on Proposal 1 as a single class.

The Board of Directors determined that it was in the best interests of the Company to provide for the special voting feature of the Series A preferred stock in order to assure that sufficient votes would be cast on the Reverse Stock Split proposal to decide the matter. Due to the required proportional voting structure of the Series A preferred stock that mirrors the actual voting by holders of the common stock, the supermajority voting will serve to reflect the voting preference of the holders of common stock that actually vote on the matter, whether for or against the proposal, and therefore will not override the stated preference of the holders of common stock.

The one outstanding share of Series A preferred stock shall be redeemed in whole, but not in part, at any time (i) if such redemption is ordered by the Board of Directors in its sole discretion, or (ii) automatically upon the effectiveness of the amendment to the Certificate of Incorporation implementing the Reverse Stock Split.

In evaluating whether to seek stockholder approval for the Reverse Stock Split, our Board took into consideration negative factors associated with reverse stock splits. These factors include: the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.

Even if our stockholders approve the Reverse Stock Split, our Board reserves the right not to effect the Reverse Stock Split if in our Board’s opinion it would not be in the best interests of the Company or our stockholders to effect such Reverse Stock Split.

Potential Effects of the Proposed Amendment

If our stockholders approve the Reverse Stock Split and the board of directors effects it, the number of shares of common stock issued and outstanding will be reduced, depending upon the ratio determined by the board of directors. The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

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The Reverse Stock Split will not change the terms of the common stock. After the Reverse Stock Split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. The common stock will remain fully paid and non-assessable.

Under our charter, the Company currently is authorized to issue 200,000,000 shares of common stock. The Company currently has approximately 7.8 million common shares outstanding. The Reverse Stock Split will have no effect on the number of common shares that we are authorized to issue under our charter. By reducing the number of common shares outstanding without reducing the number of available but unissued common stock, the Reverse Stock Split will increase the number of authorized but unissued shares. The amount of this increase will vary depending on which final Reverse Stock Split ratio is selected by the Board immediately prior the implementation of the Reverse Stock Split.

The Board believes the increase is appropriate for use to fund the future operations of the Company. Although the Reverse Stock Split would not have any dilutive effect on our stockholders, the Reverse Stock Split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance, giving the Board an effective increase in the authorized shares available for issuance, in its discretion.

After the effective time of the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act.

Registered “Book-Entry” Holders of Common Stock

Our registered holders of common stock hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with statements reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive evidence of their shares of post-Reverse Stock Split common stock.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by the transfer agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent. Unless a stockholder specifically requests a new paper certificate or holds restricted shares, upon the stockholder’s surrender of all of the stockholder’s Old Certificates to the transfer agent, together with a properly completed and executed letter of transmittal, the transfer agent will register the appropriate number of shares of post-Reverse Stock Split common stock electronically in book-entry form and provide the stockholder with a statement reflecting the number of shares registered in the stockholder’s account. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of shares of post-Reverse Stock Split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for appropriate number of shares of post-Reverse Stock Split common stock. If an Old Certificate has a restrictive legend on its reverse side, a new certificate will be issued with the same restrictive legend on its reverse side.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. In any event, cash will not be paid for fractional shares.

Effect of the Reverse Stock Split on Outstanding Stock Options and Warrants

Based upon the Reverse Stock Split ratio, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants. This would result in approximately the same aggregate price being required to be paid under such options or warrants upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the Reverse Stock Split ratio.

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Accounting Matters

The proposed amendment to our Certificate of Incorporation will not affect the par value of our common stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to the common stock will be reduced in the same proportion as the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss will be restated for prior periods to conform to the post-Reverse Stock Split presentation.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes, as of the date of this proxy statement, certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock. This summary addresses the tax consequences only to a U.S. holder, which is a beneficial owner of our common stock that is either:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of its substantial decisions or (ii) it was in existence before August 20, 1996 and a valid election is in place under applicable Treasury regulations to treat such trust as a U.S. person for U.S. federal income tax purposes

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, persons whose functional currency is not the U.S. dollar, partnerships or other pass-through entities, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging transaction,” “conversion transaction” or other integrated investment transaction for federal income tax purposes or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment). This summary does not address backup withholding and information reporting. This summary does not address U.S. holders who beneficially own common stock through a “foreign financial institution” (as defined in Code Section 1471(d)(4)) or certain other non-U.S. entities specified in Code Section 1472. This summary does not address tax considerations arising under any state, local or foreign laws, or under federal estate or gift tax laws.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

Each holder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any foreign, state, or local income tax consequences.

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General Tax Treatment of the Reverse Stock Split

The Reverse Stock Split is intended to qualify as a “reorganization” under Section 368 of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a reorganization, a U.S. holder generally will not recognize gain or loss upon the exchange of our ordinary shares for a lesser number of ordinary shares, based upon the Reverse Stock Split ratio. A U.S. holder’s aggregate tax basis in the lesser number of ordinary shares received in the Reverse Stock Split will be the same such U.S. holder’s aggregate tax basis in the shares of our common stock that such U.S. holder owned immediately prior to the Reverse Stock Split. The holding period for the ordinary shares received in the Reverse Stock Split will include the period during which a U.S. holder held the shares of our common stock that were surrendered in the Reverse Stock Split. The United States Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. U.S. holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON SHARES SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

Interests of Officers and Directors in this Proposal

Our officers and directors do not have any substantial interest, direct or indirect, in this proposal.

Required Vote of Stockholders

The affirmative vote of a majority of the voting power of the outstanding shares of common stock and outstanding Series A preferred stock of the Company entitled to vote, voting together as a single class, on this item at the Special Meeting is required for approval of this Proposal 1. Proxies solicited by our Board of Directors will be voted for approval of this Proposal 1 unless otherwise specified.

Board Recommendation

The board of directors unanimously recommends a vote “FOR” Proposal 1.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of our common stock as of Record Date, based on February 1, 2023, shares issued and outstanding by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, (iii) our executive officers and (iv) all directors and executive officers as a group. Shares are beneficially owned when an individual has voting and/or investment power over the shares or could obtain voting and/or investment power over the shares within 60 days of the Record Date. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Aclarion, Inc., 8181 Arista Place, Suite 100, Broomfield, Colorado 80021.

Unless otherwise indicated below, and subject to community property laws where applicable, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned (10)	Percentage of Shares Beneficially Owned
5% Stockholders:
NuVasive Inc. (1)	1,126,495	14.3%
James Peacock	515,161	6.4%
Clark Gunderson	439,876	5.6%
Richard Minicozzi	405,429	4.9%

Executive Officers and Directors:
Jeff Thramann	1,390,104	15.0%
Brent Ness	186,542	2.3%
John Lorbiecki	53,675	0.7%
Ryan Bond	68,527	0.9%
David Neal (6)	291,209	3.7%
William Wesemann	93,026	1.2%
Amanda Williams	19,250	0.2%
Stephen Deitsch	19,250	0.2%
Scott Breidbart	19,250	0.2%

All directors and executive officers as a group (9 persons)	2,140,834	22.1%

__________________________

(1)	The principal business address for NuVasive, Inc. is 7475 Lusk Boulevard, San Diego, California 92121.

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In order to attempt to assure that enough votes are voted at the Special Meeting to decide the Reverse Stock Split proposal, on February [__], 2023, we issued one share of our Series A preferred stock to our Executive Chairman, Jeffrey Thramann. The Series A preferred stock does not have any voting rights except with respect to a reverse stock split proposal, including the Reverse Stock Split proposal presented at the Special Meeting, or otherwise as required by law. With respect to the Reverse Stock Split proposal, the outstanding share of Series A preferred stock is entitled to 15,000,000 votes on such proposal.

Accordingly, Dr. Thramann, as the record and beneficial owner of the one outstanding share of the Company’s Series A preferred stock, will be entitled to cast 15,000,000 votes ([__]% of the total voting power) at the Special Meeting. Holders of the outstanding common stock will be entitled to cast [_______] votes ([__]% of the total voting power) at the Special Meeting.

OTHER MATTERS

The board of directors knows of no other business, which will be presented to the Special Meeting. If any other business is properly brought before the Special Meeting, proxies will be voted in accordance with the judgment of the persons voting the proxies. The proxies also have discretionary authority to vote to adjourn the Special Meeting, including for the purpose of soliciting votes in accordance with our board of director’s recommendations.

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mails, proxies may also be solicited by our directors, officers or other employees, personally or by telephone, facsimile or email, none of whom will be compensated separately for these solicitation activities. We have engaged Kingsdale Advisors to assist in the solicitation of proxies. We will pay a fee of approximately plus reasonable out-of-pocket charges.

If you do not plan to attend the Special Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Special Meeting virtually, at your request, we will cancel your previously submitted proxy.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and other Special Meeting materials with respect to two or more stockholders sharing the same address by delivering a proxy statement or other Special Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

If you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the notice and, if applicable, other proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a stockholder at a shared address to which a single copy of the proxy materials was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of our proxy materials either now or in the future, please contact us at 8181 Arista Place, Suite 100, Broomfield, Colorado 80021, Attn: Secretary. If your stock is held through a brokerage firm or bank and you prefer to receive separate copies of our proxy materials either now or in the future, please contact your brokerage firm or bank.

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2022 ANNUAL REPORT

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 may be obtained without charge by writing to the Company’s Secretary, Aclarion, Inc., 8181 Arista Place, Suite 100, Broomfield, Colorado 80021. The Notice, our Annual Report on Form 10-K and this proxy statement are also available online at: www.proxyvote.com.

BY ORDER OF THE BOARD OF
DIRECTORS

Brent Ness
Chief Executive Officer

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PROXY CARD

ACLARION, INC.

PROXY FOR SPECIAL MEETING TO BE HELD ON MARCH [__], 2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints, Brent Ness and Jeffrey Thramann, as proxies with full power of substitution, to represent and to vote all the shares of common stock of Aclarion, Inc. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Special Meeting of Stockholders to be held on March [__], 2023 and at any adjournments thereof, subject to the directions indicated on this Proxy Card.

In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED BY THE PROXY HOLDERS FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE AND IN THEIR DISCRETION ON ANY OTHER MATTERS THAT ARE PROPERLY PRESENTED AT THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

IMPORTANT — This Proxy must be signed and dated below.

The Special Meeting of Stockholders of Aclarion, Inc. will be held on March [__], 2023 at 9:30 a.m.

Mountain Time in person at the Company’s offices.

THIS IS YOUR PROXY

YOUR VOTE IS IMPORTANT!

Dear Stockholder:

We cordially invite you to attend the Special Meeting of Stockholders of Aclarion, Inc. to be in person at the Company’s offices, on March [__], 2023 beginning at 9:30 a.m. Mountain Time.

Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1.	Proposal to amend the Company’s amended and restated	FOR	AGAINST	ABSTAIN
	certificate of incorporation to effect the reverse stock split.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof will be voted on by the proxy holders in their discretion.

Please indicate if you plan to attend this meeting: ☐ Yes ☐ No

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

Dated:________________, 2023

Signature

Signature

(Joint Owners)

Name (printed)

Table of Contents

APPENDIX A

CERTIFICATE OF AMENDMENT

to the

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

of

ACLARION, INC.

ACLARION, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The name of the Corporation is Aclarion, Inc. The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on April 21, 2022, as amended ( the “Certificate of Incorporation”).

SECOND: ARTICLE IV of the Corporation’s Certificate of Incorporation shall be amended by inserting Subsection “(E)” at the end of such section which shall read as follows:

E. Reverse Stock Split. Upon the filing (the “Effective Time”) of this Certificate of Amendment pursuant to the Section 242 of the General Corporation Law of the State of Delaware, each (__) shares of the Corporation’s Common Stock, issued and outstanding immediately prior to the Effective Time (the “Prior Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Prior Common Stock, be reclassified, combined, converted and changed into (__) fully paid and nonassessable shares of common stock, par value of $0.00001 per share (the “New Common Stock”), subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). The conversion of the Prior Common Stock into New Common Stock will be deemed to occur at the Effective Time. From and after the Effective Time, certificates representing the Prior Common Stock shall represent the number of shares of New Common Stock into which such Prior Common Stock shall have been converted pursuant to this Certificate of Amendment. Holders who otherwise would be entitled to receive fractional share interests of New Common Stock upon the effectiveness of the Reverse Stock Split shall be entitled to receive a whole share of New Common Stock in lieu of any fractional share created as a result of such Reverse Stock Split.

THIRD: The stockholders of the Corporation have duly approved the foregoing amendment in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the _________ day of _________, 20__.

ACLARION, INC.

By:________________

Name:

Title:

A-17